Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2021, with respect to the consolidated financial statements of Arrival Luxembourg S.à r.l., incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom
June 14, 2021